Exhibit 99.1

SoundThinking, Inc. Reports First Quarter 2023 Financial Results

Company Reduces FY 2023 Revenue Guidance to a Range of $92 Million to $94 Million, Representing 15% Year-Over-Year Growth at the Midpoint and Retains FY 2023 Adjusted EBITDA Margin Guidance Range of 24% to 26%

FREMONT, CA – May 9, 2023 – SoundThinking, Inc. (Nasdaq: SSTI) (formerly ShotSpotter, Inc.), a leading public safety technology company that combines data-driven solutions and strategic advisory services for law enforcement and community assistance groups, today reported financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Financial and Operational Highlights

•
Revenues were $20.6 million, compared to $21.2 million for the same quarter of 2022.
•
Gross profit was $11.3 million (55% of revenues), compared to $12.9 million (61% of revenues) for the same quarter of 2022.
•
GAAP net loss totaled $1.8 million, compared to GAAP net income of $387,000 for the same quarter of 2022.
•
Adjusted EBITDA1 was $2.9 million (14% of revenues), compared to $4.5 million (21% of revenues) for the same quarter of 2022.
•
Went “live” with ShotSpotter (formerly ShotSpotter Respond) in six new cities and expanded with seven current customer cities and one current university customer.
•
Repurchased 35,369 shares at a cost of $1.3 million during the quarter.

1 See the section below titled “Non-GAAP Financial Measures” for more information about Adjusted EBITDA and its reconciliation to GAAP net income (loss).

Financial Outlook

The company reduces its full year 2023 revenue guidance to a range of $92 million to $94 million, representing approximately 15% year-over-year growth at the midpoint compared to 2022, primarily related to a delay in its ShotSpotter renewal with Puerto Rico and factoring in any potential risk of a change to its Chicago contract before the current end-date of February 2024. Management reaffirmed its expectation for adjusted EBITDA to be approximately 24% to 26% of forecasted revenue in 2023.

The company’s financial outlook statements are based on current expectations. The preceding statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Safe Harbor Statement” below. The company has not reconciled its adjusted EBITDA outlook to GAAP net (loss) income due to the uncertainty and variability of interest income, income taxes, depreciation and amortization, stock-based compensation expenses and acquisition related expenses, which are reconciling items between Adjusted EBITDA and GAAP net (loss) income. Because the company cannot reasonably predict such items, a reconciliation to forecasted GAAP net income is not available without unreasonable effort. Such items could have a significant impact on the calculation of GAAP net (loss) income. For more information, see “Non-GAAP Financial Measures” below.

Management Commentary

“The first quarter marked an encouraging start to the year, highlighted by solid revenue and another quarter of positive adjusted EBITDA,” said President and CEO Ralph Clark. “During Q1, we went 'live' in six new cities and expanded with eight customers. Our long-term strategic plan builds upon the strong and trusted relationships we have secured over the years with our core buying center of public safety agency command staff. We have consistently achieved high Net Promoter Score results, primarily driven by our differentiated, high-quality technology solutions combined with our unique customer on-boarding and customer success focus. The ROI in relationship capital we have built has resulted in an annual revenue retention rate of over 99% three years in a row.

“In April 2023, we rebranded as SoundThinking, reflecting the company’s focus on public safety through industry-leading law enforcement tools. Following our rebranding and introduction of our SafetySmart™ Platform, we secured more than $8 million in new contracts and extensions, the largest being a near tripling re-deployment in Suffolk County, New York. Emphasis has been placed on cross-selling initiatives, as we remain strongly positioned to continue sales execution and build upon existing contracts and partnerships. Our pipeline continues to grow, especially for our CaseBuilder and ResourceRouter solutions, which have shorter lead times and higher margins. Overall, we are confident in our ability to drive profitable growth by capitalizing on the increasing demand for our SafetySmart Platform that assists law enforcement to be more efficient, effective, and equitable in driving positive public safety outcomes.”

First Quarter 2023 Financial Results

Revenues for the first quarter of 2023 were $20.6 million, compared to $21.2 million for the same quarter of 2022. The decrease in revenues was primarily due to the first quarter of 2022 including incremental revenue from a delayed LEEDS contract amendment signed in January 2022.

Gross profit for the first quarter of 2023 was $11.3 million (55% of revenues), compared to $12.9 million (61% of revenues) for the same period in 2022.

Total operating expenses for the first quarter of 2023 were $13.1 million, compared to $12.5 million for the same period in 2022. Operating expenses increased primarily due to increased headcount and personnel-related costs as we continue to grow our business.

Net loss for the first quarter of 2023 totaled $1.8 million or $(0.15) per basic and diluted share (based on 12.3 million basic and diluted weighted-average shares outstanding), compared to net income of $387,000, or $0.03 per basic and diluted share (based on 12.2 million basic and 12.3 million diluted weighted-average shares outstanding), for the same period in 2022.

Adjusted EBITDA for the first quarter of 2023 totaled $2.9 million, compared to $4.5 million in the same period last year.

At quarter-end, the company had $5.1 million in cash and cash equivalents, $26.7 million in accounts receivable and contract asset, net, no debt, and approximately $25.0 million available on its line of credit.

Conference Call

SoundThinking will hold a conference call today (May 9, 2023) at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results and provide an update on business conditions.

SoundThinking management will host the presentation, followed by a question-and-answer period.

U.S. dial-in: 1-888-506-0062

International dial-in: 1-973-528-0011

Conference ID: 701623

A live audio webcast of the conference call will be available in listen-only mode simultaneously and available for replay here and via the investor relations section of the company’s website at www.soundthinking.com.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through May 23, 2023.

U.S. replay dial-in: 1-877-481-4010

International replay dial-in: 1-919-882-2331

Replay ID: 48300

Non-GAAP Financial Measures

Adjusted net income (loss): Adjusted net income (loss), a non-GAAP financial measure, represents the company’s net income (loss) before acquisition-related expenses, including adjustments to the company's contingent consideration obligation.

Adjusted EBITDA: Adjusted EBITDA, a non-GAAP financial measure, represents the company’s net income (loss) before interest (income) expense, income taxes, depreciation, amortization and impairment, stock-based compensation expense and acquisition-related expenses, including adjustments to the company's contingent consideration obligation. Adjusted EBITDA is a measure used by management internally to understand and evaluate the company’s core operating performance and trends across accounting periods and in connection with developing future operating plans, making strategic decisions regarding the allocation of capital and considering initiatives focused on cultivating new markets for its solutions. In particular, the exclusion of these expenses in calculating Adjusted EBITDA facilitates comparisons of the company’s operating performance on a period-to-period basis.

SoundThinking believes adjusted net income (loss) and Adjusted EBITDA also provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management and board of directors. For example, SoundThinking adjusts EBITDA for stock-based compensation expense and acquisition-related expenses because such expenses often vary for reasons that are generally unrelated to financial and operational performance in a particular period. Stock-based compensation is utilized by SoundThinking to attract and retain employees with a goal of long-term retention and the alignment of employee interests with those of the company and its stockholders, rather than to address operational performance for any particular period’s financial performance measures, in particular net income (loss), or its other GAAP financial results.

The following table presents a reconciliation of adjusted net income (loss) to GAAP net income (loss), the most directly comparable GAAP measure, for each of the periods indicated (in thousands, except share and per share data):

	Three Months Ended March 31,
	2023	2022
	(Unaudited)
GAAP net income (loss)	$(1,790)	$387
Less:
Acquisition-related expenses	—	101
Adjusted net income (loss)	$(1,790)	$488
Adjusted net income (loss) per share, basic	$(0.15)	$0.04
Adjusted net income (loss) per share, diluted	$(0.15)	$0.04
Weighted average shares used in computing adjusted net income (loss) per share, basic	12,252,517	12,156,968
Weighted average shares used in computing adjusted net income (loss) per share, diluted	12,252,517	12,315,806

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, for each of the periods indicated (in thousands):

	Three Months Ended March 31,
	2023	2022
	(Unaudited)
GAAP net income (loss)	$(1,790)	$387
Less:
Interest income	(54)	(8)
Depreciation and amortization	2,504	2,182
Stock-based compensation expense	2,220	1,855
Change in fair value of contingent consideration	(6)	—
Acquisition-related expenses	—	101
Adjusted EBITDA	$2,874	$4,517

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the company’s expectations for its estimated revenue and Adjusted EBITDA for 2023, ability to drive profitable growth and build upon existing contracts and partnerships, operating momentum, financial visibility, sales pipeline, revenue growth, operating leverage and margin expansion in 2023 and beyond. Words such as "expect," "anticipate," "should," "believe," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "could," "intend," or variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the company’s control. The company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the company’s ability to successfully negotiate and execute contracts with new and existing customers in a timely manner, if at all; the company’s ability to maintain and increase sales, including sales of the company’s newer product lines; the availability of funding for the company’s customers to purchase the company’s solutions; the complexity, expense and time associated with contracting with government entities; the company’s ability to maintain and expand coverage of existing public safety customer accounts and further penetrate the public safety market; the potential effects of negative publicity; the company’s ability to sell its solutions into international and other new markets; the lengthy sales cycle for the company’s solutions; changes in federal funding available to support local law enforcement; the company’s ability to deploy and deliver its solutions; the company’s ability to maintain and enhance its brand; and the company’s ability to address the business and other impacts and uncertainties associated with macroeconomic factors, as well as other risk factors included in the company’s most recent annual report on Form 10-K and other SEC filings. These forward-looking statements are made as of the date of this press release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, the company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

About SoundThinking, Inc.

SoundThinking, Inc. (Nasdaq: SSTI) is a leading public safety technology company that combines data-driven solutions and strategic advisory services for law enforcement and community assistance groups. We are trusted by over 155 cities and over 20 universities and corporations to drive more efficient, effective, and equitable public safety outcomes, making communities healthier. Our SafetySmart™ platform includes ShotSpotter®, the leading acoustic gunshot detection system, CrimeTracer™, the foremost law enforcement search engine, CaseBuilder™, a one-stop investigation management system, and ResourceRouter™, software that directs patrol and community anti-violence resources to help maximize their impact. SoundThinking has been designated a Great Place to Work® Company.

Company Contact:

Alan Stewart, CFO

SoundThinking, Inc.

+1 (510) 794-3100

astewart@soundthinking.com

Investor Relations Contacts:

Matt Glover

Gateway Group, Inc.

+1 (949) 574-3860

SSTI@gatewayir.com

SoundThinking, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenues	$20,620	$21,214
Costs
Cost of revenues	9,243	8,290
Impairment of property and equipment	72	—
Total costs	9,315	8,290
Gross profit	11,305	12,924

Operating expenses
Sales and marketing	5,848	5,576
Research and development	2,653	2,627
General and administrative	4,616	4,289
Change in fair value of contingent consideration	(6)	—
Total operating expenses	13,111	12,492
Operating income (loss)	(1,806)	432
Other income (expense), net
Interest income, net	54	8
Other expense, net	(38)	(53)
Total other income (expense), net	16	(45)
Income (loss) before income taxes	(1,790)	387
Provision for income taxes	—	—
Net income (loss)	$(1,790)	$387
Net income (loss) per share, basic	$(0.15)	$0.03
Net income (loss) per share, diluted	$(0.15)	$0.03
Weighted-average shares used in computing net income (loss) per share, basic	12,252,517	12,156,968
Weighted-average shares used in computing net income (loss) per share, diluted	12,252,517	12,315,806

SoundThinking, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$5,075	$10,479
Accounts receivable and contract asset, net	26,721	30,957
Prepaid expenses and other current assets	3,474	3,225
Total current assets	35,270	44,661
Property and equipment, net	22,361	21,988
Operating lease right-of-use assets	3,012	3,240
Goodwill	22,971	22,971
Intangible assets, net	26,671	27,318
Other assets	2,807	2,570
Total assets	$113,092	$122,748
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,520	$1,633
Deferred revenue, short-term	35,620	41,907
Accrued expenses and other current liabilities	6,649	9,965
Total current liabilities	44,789	53,505
Deferred revenue, long-term	1,839	1,813
Deferred tax liability, long-term	685	685
Other liabilities	5,550	5,800
Total liabilities	52,863	61,803
Stockholders' equity
Common stock	62	62
Additional paid-in capital	154,664	153,573
Accumulated deficit	(94,190)	(92,400)
Accumulated other comprehensive loss	(307)	(290)
Total stockholders' equity	60,229	60,945
Total liabilities and stockholders' equity	$113,092	$122,748